Exhibit 10.5
DEFERRED SHARES AGREEMENT
     WHEREAS,                      (hereinafter called the “Grantee”) is a Non-Employee Director of Diebold, Incorporated (hereinafter called the “Corporation”); and
     WHEREAS, the execution of a Deferred Shares Agreement (hereinafter called the “Agreement”) substantially in the form hereof has been authorized by a resolution of the Board of Directors of the Corporation (the “Board”) duly adopted on                 (the “Date of Grant”).
     NOW, THEREFORE, the Corporation hereby confirms to the Grantee, effective as of the Date of Grant, pursuant to the Corporation’s 1991 Equity and Performance Incentive Plan (As Amended and Restated as of April 13, 2009) (the “Plan”), the grant of                 Deferred Shares subject to the terms and conditions of the Plan and the terms and conditions described below.
1. Definitions.
               Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. As used in this Agreement:
(a)	A “Change in Control” shall be deemed to have occurred if any of the following events shall occur:
(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (A) the then-outstanding shares of common stock of the Corporation (the “Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(a); or

(ii)	Individuals who, as of the date hereof, constitute the Board (as modified by this subsection (ii), the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Corporation Common Stock and Voting Stock of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(iv)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
(b)	“Deferral Period” means the period commencing on the Date of Grant and ending on the latest of (i) the third anniversary of the Date of Grant, (ii) the date the Grantee attains age 69, or (iii) the date of the Grantee’s “separation from service” as so defined for purposes of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting of Deferred Shares.
(a)	General. Subject to the terms and conditions of Section 2(b), (c), (d) and (e) hereof, the Grantee’s right to receive Deferred Shares under this Agreement shall become nonforfeitable on the first anniversary of the Date of Grant.

(b)	Effect of Change in Control. In the event of (i) a Change in Control after the Date of Grant but prior to the first anniversary of the Date of Grant and (ii) prior to the first anniversary of the Date of Grant, the Grantee’s service as a Non-Employee Director of the Corporation terminates (A) in connection with a request made by the Corporation or the Board that the Grantee resign as a Non-Employee Director or (B) as a result of the Grantee not being nominated for re-election as a Non-Employee Director in connection with the Change in Control, then the Deferred Shares granted hereby shall immediately become nonforfeitable. Notwithstanding anything in this Section 2(b) to the contrary, in connection with a Business Combination the result of which is that the Corporation Common Stock and Voting Stock is exchanged for or becomes exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the Deferred Shares confirmed hereby and the Corporation’s obligations hereunder, or replace the Deferred Shares confirmed hereby with a substantially equivalent security of the entity resulting from such Business Combination, then the Deferred Shares granted hereby shall immediately become nonforfeitable as of immediately prior to such Business Combination.

(c)	Effect of Death, Disability. If the Grantee’s service as a Non-Employee Director should terminate because of death or Disability (as so defined for purposes of Section 409A(a)(2)(A)(ii) of the Code) prior to the first anniversary of the Date of Grant, the Deferred Shares granted hereby shall immediately become nonforfeitable.

(d)	Effect of Retirement. If the Grantee’s service as a Non-Employee Director should terminate prior to the first anniversary of the Date of Grant, but more than six months after the Date of Grant and when he or she has served as a Director for ten full years or more or attained age 72, the Deferred Shares granted hereby shall become immediately nonforfeitable.

(e)	Effect of Other Termination of Service. In the event that the Grantee’s service as a Non-Employee Director shall terminate prior to the first anniversary of the Date of Grant in a manner other than any specified in Section 2(b), 2(c) or 2(d) hereof, the Grantee shall forfeit any Deferred Shares that have not become nonforfeitable by such Grantee at the time of such termination; provided, however, that the Board upon recommendation of the Board Governance Committee may order that any part or all of such Deferred Shares become nonforfeitable.
3. Issuance of Common Shares.
               Except as otherwise provided in Section 7 hereof, the Deferred Shares granted hereby, to the extent vested, shall be issued to the Grantee in the form of Common Shares at the end of the Deferral Period, provided, however, that (a) in the event of the death or Disability of the Grantee, the Common Shares shall be issued at the time of such event, and (b) in the event the Grantee experiences a “separation from service” as so defined for purposes of Section 409A(a)(2)(A)(i) of the Code within two years following a Change in Control (but only to the extent that such Change in Control constitutes a “change in ownership or effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of a Corporation” as so defined for purposes of Section 409A(a)(2)(A)(v) of the Code), the Common Shares shall be issued at the time of such “separation from service.”
4. Payment of Dividend Equivalents.
               During the Deferral Period, from and after the Date of Grant and until the earlier of (a) the time when Common Shares are issued in accordance with Section 3 hereof, or (b) the time when the Deferred Shares are forfeited in accordance with Section 2(e) hereof, the Corporation shall pay to the Grantee, whenever a dividend is paid on Common Shares (or at such later time as may be consistent with the Corporation’s administrative requirements), an amount of cash equal to the product of the per-share amount of the dividend paid times the number of such Deferred Shares.
5. Deferred Shares Non-Transferable.
               Neither the Deferred Shares granted hereby nor any interest therein or in the Common Shares related thereto shall be transferable other than by will or the laws of descent and distribution prior to payment.
6. Dilution and Other Adjustments.
               In the event of any change in the aggregate number of outstanding Common Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Board shall adjust the number of Deferred Shares then held by the Grantee in such manner as to prevent the dilution or enlargement of the rights of the Grantee that would otherwise result from such event. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Board may provide in substitution of any or all of the Grantee’s rights under this Agreement such alternative consideration as the Board may determine in good faith to be equitable under the circumstances. Such adjustments made by the Board shall be conclusive and binding for all purposes of this Agreement.
7. Compliance with Section 409A of the Code.
               To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent.
8. Becoming an Employee.
               If the Grantee becomes an employee of the Corporation or a Subsidiary after the Date of Grant while remaining a member of the Board of Directors of the Corporation, any Deferred Shares held by the Grantee at the time of commencement of such employment shall not be affected thereby.

9. Plan.
               This Agreement is subject to the terms and conditions of the Plan.
10. Amendments.
               Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to Deferred Shares without the Grantee’s consent.
11. Validity.
               If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
12. Governing Law.
               This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.
               The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the Deferred Shares granted hereunder on the terms and conditions set forth herein and in the Plan.

Date:

[Signature]
               Executed in the name and on behalf of the Corporation at North Canton, Ohio as of the            day of                     .

DIEBOLD, INCORPORATED [name of signatory] [title of signatory]

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